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Exhibit 10.28

UAL CORPORATION

SUPPLEMENTAL ESOP

TRUST AGREEMENT

Effective July 12, 1994

TRUST AGREEMENT

INDEX

i

TRUST AGREEMENT             This Trust Agreement made as of July 12, 1994 by and between UAL Corporation, a Delaware corporation (the "Company") and State Street Bank and Trust Company, a Massachusetts trust company (the "Trustee").

                     RECITALS:

            WHEREAS, certain employees of the Company and its Affiliates are eligible to receive certain benefits pursuant to the UAL Corporation Supplemental ESOP (the "Plan"), a copy of which is attached hereto as Exhibit A and made a part hereof; and

            WHEREAS, the Company wishes to establish five trusts, as set forth in Section 1(g), (individually and collectively referred to as the "Trust") and to contribute Voting Shares, to the Trust to be held therein, subject to the Company's power to revoke the Trust to the extent provided below, in whole or in part, at any time or from time to time, and subject to the claims of the Company's creditors in the event of the Company's Insolvency, as hereinafter defined, until distributed to the Participants and their beneficiaries ("Trust Beneficiaries") as benefits in such manner and at such times as specified in the Plan;

            WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as constituting both (i) an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the ERISA and (ii) an excess plan under Section 3(36) of ERISA.

            NOW, THEREFORE, the parties do hereby agree that the Trust shall be composed, held and disposed of as follows:

Section 1.     Trust Fund.                                 (a)     The Company from time-to-time shall contribute Voting Shares to Trust-1, Trust-2 and Trust-3 in accordance with the Plan.

                                (b)     Subject to the provisions of Sections 3 and 4, the Company may not revoke the Trust.

                                  (c)     The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of Sections 671-677 of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

                                (d)     The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Trust Beneficiaries and general creditors as herein set forth. Notwithstanding any other provision of this Trust Agreement to the contrary, no Trust Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Trust Beneficiaries against the Company and his Employer in accordance with the Plan. Any assets held by the Trust will be subject to the claims of Company's general creditors in the event of Insolvency, as defined in Section 3(a) herein. No rights to a distribution under the Plan shall be created under this Trust Agreement independently of any Trust Beneficiary's right to a distribution or payment under the Plan. Neither the Company nor the Trustee shall have any power to create a security interest in the assets of the Trust in favor of any Trust Beneficiary, any person entitled to a Plan benefit by reason of the death of any Trust Beneficiary or any creditor of the Company. Nothing contained herein or in any provision of the Plan shall operate to create a security interest in any part of the assets of the Trust on behalf of any Trust Beneficiary or any person entitled to benefits upon the death of any Trust Beneficiary.

                            (e)     In accordance with the Plan, as directed by the Company, the Trustee shall transfer certain Shares from the Trust to the ESOP Trust.

                            (f)     This Trust consists of five trusts, each of which are set forth in this Trust Agreement. The trusts are: (i) a trust holding the Class P Voting Shares allocated to the Accounts of Participants under the Plan ("Trust 1 "); (ii) a trust holding the Class S Voting Shares allocated to the Accounts of Participants under the Plan ("Trust-2"); (iii) a trust holding the Class M Voting Shares, if any, allocated to the Accounts of Participants under the Plan ("Trust-3"); (iv) a trust which holds the Convertible Shares sold or contributed to such Trust, if any, as described in Section 1(h) ("Trust-4"); and (v) a trust holding the Convertible Shares sold or contributed to the Trust, if any, that have been allocated to the Accounts of Participants under the Plan ("Trust-5"). For ease of reference, all of such trusts shall be referred to as the "Trust;" such a reference shall constitute a reference to each of the appropriate trusts. At such times that any Participant receives an allocation of Convertible Shares under the Plan, the Trustee shall transfer the appropriate number of Convertible Shares from Trust-4 to Trust-5.

                            (g) Section 1.5 of the Plan is incorporated by reference (excluding Section 1.5(a), (b), and (f)), but with such modifications as are necessary in light of the fact that this document creates a trust.

                            (h)     As provided in Sections 6.1 (e) and 6.9 of the Plan, at the written election of ALPA, the Company shall sell or contribute Convertible Shares to the Trustee of Trust-4 and Trust-5. Such Convertible Shares shall become the principal of Trust-4 and Trust 5 to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. In the case of a sale of such Convertible Shares to the Trust, the Company shall contribute to the Trust an amount of cash and/or accept the Trustee's promissory note (to be immediately forgiven or repaid with additional cash contributed by the Company to the Trust) sufficient to permit the Trustee to consummate such purchase. The Company shall also cause to be delivered to the Trust an appropriate number of shares of Common Stock to satisfy the requirements of Sections 6.1(e) or 6.9 of the Plan.

Section 2.      Payments to Trust Beneficiaries.                             (a)     Subject to Section 3 hereof, the Trustee shall distribute the Plan benefits in accordance with the Plan as directed by the Committee, as hereinafter set forth, if and to the extent that Shares are available for such distribution. Alternatively, if directed by the Company, the Trustee shall return distributable Voting Shares (of the applicable series) to the Company for prompt distribution as Plan benefits in accordance with the Plan. Subject to the provisions of Section 3, a Trust Beneficiary shall be entitled to a distribution from the Trust in accordance with the preceding sentence and the terms of the Plan, provided that the obligation of the Participant's Employer and the Company under the Plan has not been satisfied otherwise. The Committee will instruct the Trustee as to the eligibility of any Trust Beneficiary for such distribution, the correct amount of each distribution and when to make the distribution to the Trust Beneficiary (or return such amounts to the Company for distribution as provided above). The Committee or its designee shall keep accurate records with respect to the benefits payable from the Trust and the Trustee may rely upon such records without a duty of further inquiry in performing its duties under this Trust Agreement. To the extent benefits have been paid from the Trust hereunder, the Company shall be relieved of its obligation to pay such benefits. To the extent benefits are returned to the Company from the Trust, the Trust shall be relieved of its obligations to pay such benefits.

                            (b)     If at any time the number of Shares held in the Trust is not sufficient to make any directed distribution of benefits, in accordance with the Plan, to any Trust Beneficiary then entitled to a distribution, the Trustee shall distribute the balance of the Shares (and any other assets) held in the Trust (or return them to the Company for distribution as provided above) to or on behalf of all the Trust Beneficiaries then entitled to distributions in the following manner: the benefits to be distributed to any Trust Beneficiary shall be equal to the balance of Trust assets multiplied by a fraction the numerator of which is the amount of benefits such Trust Beneficiary is entitled to distribution of at that time and the denominator of which is the amount of benefits all Trust Beneficiaries are entitled to distribution of at that time (the foregoing calculations to be made on an Employee Group-by-Employee Group basis, for example, assets held in Trust 1 shall be available for distribution only to members of the ALPA Employee Group). No provision of this Trust Agreement shall relieve the Company of its liabilities to pay benefits except to the extent that the same have been paid from the Trust hereunder.

                            (c)     The Trustee shall make provision for withholding of any federal, state or local taxes that may be required in accordance with Section 6.5 of the Plan.

                            (d)     The Trustee shall provide the Company with written confirmation of the fact and time of any commencement of payments directly to a Trust Beneficiary hereunder within 30 business days after any payments commence to a Trust Beneficiary. The Company shall notify Trustee in the same manner of any payments an Employer commences to make to a Trust Beneficiary pursuant to the Plan.

Section 3.     Trustee Responsibility Regarding Payments to a Trust Beneficiary When the Company is Insolvent.                               (a)     Trustee shall cease payment of benefits to Trust Beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                            (b)     At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company, but only as set forth below:

(i)  The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Trust Beneficiaries.
  (ii)  Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency. (iii)  If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Trust Beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Trust Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.
  (iv)  The Trustee shall resume the payment of benefits to Trust Beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).                             (c)     Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Trust Beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Trust Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.
  Section 4.     Term and Payments to the Company.                     Unless sooner terminated by a written instrument executed by the Company (with the approval of ALPA (and the IAM, only if the Trust Agreement is amended to provide for an additional trust to hold Class M Voting Shares)), this Trust shall terminate upon the earlier of (a) the satisfaction of all of each Employer's obligations under the Plan with respect to Voting Shares (and any other Shares held in the Trust) to the Trust Beneficiaries (including the transfer of all such Shares to ESOP (Part B)), (b) if required to comply with applicable law regarding the maximum length for which trusts may be established, the twenty-first anniversary of the death of the last to survive of the Employees who are Trust Beneficiaries as of the date of execution of this Trust Agreement, (c) the exhaustion of all appeals of a final determination of a court of competent jurisdiction that the interests in the Trust of Trust Beneficiaries are includable for federal income tax purposes in the gross income of such Trust Beneficiaries, without such determination having been reversed (or the earlier expiration of the time of appeal), (d) a determination by the Board of Directors of the Company to terminate the Trust because applicable law requires it to be amended in a way that could make it taxable and failure to so amend the Trust Agreement would subject the Company to material penalties or liabilities, (e) a determination by the Board of Directors of the Company to terminate the Trust because the Company concludes, after consulting with legal counsel reasonably satisfactory to ALPA, that there is a significant possibility that the Trust will not be considered a grantor trust under the Code or an unfunded plan for purposes of Title I of ERISA and either ALPA concurs or the Board has determined that failure to terminate will subject the Company to material penalties or liabilities, or (f) the dissolution or liquidation of the Company. The Company shall provide reasonable notice to ALPA prior to any such termination. Upon any termination of the Trust, all remaining Shares and other assets, if any, held in the Trust shall be delivered to the Company.
  Section 5.      Powers of the Trustee.                             (a)     The Trustee shall maintain books of account and records with respect to the Fund. The Fund shall be held by the Trustee in trust and dealt with in accordance with the provisions of this Trust Agreement. The Trustee shall take all action necessary to implement any written directions received from the Committee or the Company and shall conform to procedures established by the Committee for disbursement of funds in accordance with the terms of the Plan.

                            (b)     It shall be the duty of the Trustee (i) to hold, invest and reinvest the Fund in accordance with the provisions of this Trust Agreement, and (ii) to pay moneys therefrom in accordance with the written directions of the Committee.

                            (c)     To the extent that Company contributions are made in Company Stock, the Trustee shall retain such Company Stock. The Trustee shall invest any other assets of the Trust exclusively in Company Stock (except for de minimis investments of cash pending investment in Company Stock or pending distribution to Participants). The Trustee shall, at the direction of Committee, acquire Company Stock either from other shareholders or directly from the Company. If at the time Company Stock is to be purchased, the Company has outstanding more than one class of Company Stock, the Committee shall direct the Trustee as to which class of Company Stock shall be purchased. The Trustee may rely in good faith without liability upon the valuation of Company Stock as determined by the Committee. Subject to the preceding sentences of this Section 5(c), the Trustee may also, at the direction of the Committee, invest the Fund in temporary investments other than Company Stock, may hold such portion of the Fund in such investments as may be required under the Plan, may hold such portion of the Fund uninvested as the Committee deems advisable for making distributions under the Plan, may invest assets of the Trust in short-term investments bearing a reasonable rate of interest, including, without limitation, deposits in, or short-term instruments of, the Trustee.

                            (d)      The Trustee shall have no duty hereunder to determine or inquire into whether any directions received from the Committee in accordance with the terms of this Trust Agreement represent proper and lawful decisions. The Trustee shall have no duty to review any investment to be acquired, held or disposed of pursuant to such instructions from the Committee. If the Trustee does not receive written directions with respect to any part of the Fund subject to the Committee's direction (including, without limitation, income, sale proceeds or contributions), the Trustee shall, pending receipt of such directions, hold and invest such amount in short-term securities as provided in subsection (c) hereof.

                            (e)     In addition to, and not in limitation of, the powers now, or which may later become, vested in it, the Trustee shall have the following powers; provided, however, that the Trustee's exercise of such powers shall be consistent with and subject to all other provisions of this Trust Agreement, and provided further that, subject to the provisions of Section 7(g), the powers set forth in clauses (i)-(v) shall be exercised by the Trustee only to the extent and in the manner directed by the Committee in accordance with the terms of this Trust Agreement, except as otherwise required by applicable law:

                (i)  To hold, invest and reinvest the principal or income of the Trust in bonds, common or preferred stock, other securities, or other personal, real or mixed tangible or intangible property, including any securities issued by the Company or its Affiliates (including investment in deposits with Trustee which bear a reasonable interest rate, including without limitation investments in trust savings accounts, certificates of deposit, time certificates or similar investments or deposits maintained by the Trustee);

                (ii)  To exercise voting rights either in person or by proxy, with respect to any securities or other property, and generally to exercise with respect to the Fund all rights, powers and privileges as may be lawfully exercised by any person owning similar property in his own right;

                (iii)  To exercise any options, conversion rights, put rights, or rights to subscribe for additional stock, bonds or other securities appurtenant to any securities or other property held by it, and to make any necessary payments in connection with such exercise, and to join in, dissent from, and oppose the reorganization, consolidation, recapitalization, liquidation, merger or sale of corporate property with respect to any corporations or property in which it may be interested as Trustee;

                (iv)  To compromise, compound, and settle any debt or obligation owing to or from it as Trustee, and to reduce or increase the rate of interest on, extend or otherwise modify, foreclose upon default, or otherwise enforce any such obligation;

                (v)  To sue or defend suits or legal proceedings to enforce or protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other administrative agency, body or tribunal, provided that the Trustee is indemnified to the Trustee's satisfaction against liability and expenses;

                 (vi)  To hold any property at any place;                   (vii)  To make, execute, acknowledge and deliver assignments, agreements and other instruments;

                (viii)  To register any securities held by it hereunder in its own name or in the name of a nominee with or without the addition of words indicating that such securities are held in. a fiduciary capacity, to permit securities or other property to be held by or in the name of others, to hold any securities in bearer form and to deposit any securities or other property in a depository, clearing corporation or similar corporation, either domestic or foreign; provided, however, that the records of the Trustee shall at all times show that any such property held or registered in the name of another is part of the Fund;

                (ix)  To employ legal counsel, brokers and other advisors, agents or employees to perform services for the Fund or to advise it with respect to its duties and obligations under this Trust Agreement and in connection with the Trust, and to pay them reasonable compensation from the Fund, to the extent not paid directly by the Company or its Affiliates; and

                (x)  To open and make use of banking accounts including checking accounts, which accounts, if bearing a reasonable rate of interest or if checking accounts, may be with the Trustee.

                             (f)      If the Committee directs the Trustee to dispose of any investment or security or any part thereof under circumstances which in the opinion of the counsel for the Trustee require registration under the Securities Act of 1933 or qualification under state "Blue Sky" laws, then the Company, at its own expense, shall take or cause to be taken all such action necessary or appropriate to effect such registration and qualification. The Trustee shall not be required to dispose of such investment until such registration and qualification are complete and effective, and shall not be liable for any loss or depreciation of the Fund resulting from any delay attributable thereto. The Company shall indemnify and hold the Trustee and its officers and directors harmless with respect to any liability, reasonable legal counsel fees, and other costs and expenses incurred as a result of such registration or qualification or as a result of any information in connection therewith furnished by the Company or any failure by the Company to furnish any information.

                            (g)      In addition to, and not in limitation of, the powers vested and to be vested in it by law or enumerated in this Section 5, the Trustee shall have the power to take any action with respect to the Fund as is appropriate and helpful in carrying out the purposes of this Trust Agreement, subject to any directions of the Committee as provided herein.

                              (h)      Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.
  Section 6.      Accounting by the Trustee.                             (a)      The Trustee shall keep accurate and detailed accounts of all its transactions (including investments, receipts and disbursements) under this Trust Agreement. These records shall be open to inspection and audit during regular business hours of the Trustee by the Committee or any person or persons designated by the Committee or the Company in a written instrument filed with the Trustee. If mutually agreed upon in a separate writing by the Committee and the Trustee, the Trustee shall establish and maintain accounts for Participants which shall show their respective interests, determined in accordance with the terms of the Plan, in the Fund; provided, however, that to the extent that such accounts are kept by the Trustee on the basis of information furnished or caused to be furnished to it by the Committee, the Trustee shall have no responsibility for the accuracy of any information so furnished. All such accounts and records shall be preserved (in original form, or on microfilm, magnetic tape or any other similar process) for such period as the Trustee may determine, but the Trustee may destroy such accounts and records only after first notifying the Comnuttee and the Company in writing at least ninety (90) days in advance of its intention to do so and transferring to the Committee or the Company any such accounts and records requested.

                            (b)      Within sixty (60) days after the close of each Plan Year, the Trustee's removal or resignation as Trustee hereunder, or the termination of the Plan or this Trust Agreement, the Trustee shall file with the Committee an account setting forth all its transactions (including all investments, receipts and disbursements) under this Trust Agreement during such year, or during the period from the close of the last preceding Plan Year to the effective date of its removal or resignation or the termination of the Plan or this Trust Agreement, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be; provided, however, that in the event shares of Company Stock are then held in the Trust and final valuation, if necessary, with respect to such Company Stock for any such accounting period is not received by the Trustee within thirty (30) days of the date the Trustee is required to render an accounting under the foregoing provision, then the Trustee shall not be required to render such account until thirty (30) days from the date such valuation report is received by the Trustee. The Committee and the Trustee may agree in writing that similar accounts will be prepared by the Trustee and filed with the Committee at more frequent intervals. No person or persons (including, without limitation, the Company and the Committee) shall be entitled to any further or different accounting by the Trustee, except as may be required by law.

                            (c)      Twenty-four (24) months after the filing with the Committee of the annual accounts for the 1994 and 1995 fiscal years of the Trust and twelve (12) months after the filing of any other account with the Committee under subsection (b), the Trustee shall be forever released and discharged from any liability or accountability to the Company and the Committee with respect to the transactions shown or reflected on the account, except with respect to any acts or transactions as to which the Committee, within the applicable period, files written objections with the Trustee. The written approval of the Committee of any account filed by the Trustee, or the Committee's failure to file written objections within the applicable period, shall be a settlement of such accounts as against the Company and the Committee, and shall forever release and discharge the Trustee from any liability or accountability to the Company and the Committee with respect to the transaction shown or reflected on such account. If a statement of objection is filed by the Committee and the Committee is satisfied that its objections should be withdrawn or if the account is adjusted to its satisfaction, the Committee shall indicate its approval of the account in a written statement filed with the Trustee and the Trustee shall be forever released and discharged from all liability and accountability to the Company and the Committee in accordance with the immediately preceding sentence. If an objection is not settled by the Committee and the Trustee, the Trustee may commence a proceeding for a judicial settlement of the account in any court of competent jurisdiction; the only parties that need be joined in such a proceeding are the Trustee, the Committee, the Company and such other parties whose participation is required by law.

Section 7.      Responsibilities and Powers of Trustee.                             (a)     The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of alike character and with like aims. The Trustee shall incur no liability hereunder except as provided by applicable law.

                            (b)     Subject to the provisions of Section 3(b), the Trustee shall have no duty to make an independent investigation as to the occurrence of any event giving rise to a distribution hereunder or under the Plan, and shall be entitled to rely conclusively on the determinations of the Company, the Board of Directors, the Company's Chief Executive Officer, or the Committee, as the case may be, as to the occurrence of any such event, which determinations shall be binding upon the Trustee, the Company and the Trust Beneficiaries. To the extent permitted by applicable law, the Trustee shall be indemnified by the Company against any and all liabilities, settlements, judgments, losses, costs, and expenses (including reasonable legal fees and expenses) of whatever kind and nature which may be imposed on, incurred by or asserted against the Trustee by reason of the performance or nonperformance of its trustee function under this Trust Agreement, except to the extent such action or inaction constituted negligence, willful misconduct or failure to act in good faith on the part of the Trustee.

                            (c)     The Trustee may hire agents, accountants and attorneys (including the Company's attorneys) to assist with its responsibilities under this Trust Agreement subject to the consent of the Company.

                            (d)     The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise herein.

                            (e)     The Committee or the Company shall direct the Trustee in administering the Trust, as provided in this Trust Agreement.

                            (f)     Any corporation into which the Trustee (or any other corporation acting as Trustee) shall be merged or with which it shall be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which it shall be a party, or any corporation to which all or substantially all of its trust business shall be transferred, shall be the successor of the Trustee (or of any other corporation acting as Trustee) as Trustee under this Trust Agreement, without the execution or filing of any instrument or the performance of any further act or the order or judgment of any court and with the same powers, authorities and discretions.

                            (g)     Section 6.9 of the Plan is hereby incorporated by reference.

                            (h)     The Company shall provide the Trustee with such information and assistance as the Trustee may reasonably request in connection with any communication or distributions to Trust Beneficiaries.

Section 8.      Compensation and Expenses of the Trustee; Taxes.                             (a)     The Trustee shall be entitled to receive such reasonable compensation for its services and reimbursement for reasonable expenses incurred with respect to the administration of the Trust, including fees incurred by the Trustee pursuant to Section 7(c) of this Trust Agreement, in either case as shall be agreed upon between the Trustee and the Company. Such compensation and expenses shall be paid by the Company.

                            (b)     The Trustee shall not be personally liable for any real and personal property taxes, transfer taxes, any income taxes (imposed on the Trust) and other similar taxes of any kind levied or assessed under the existing or future laws against the Fund. Such taxes shall be paid by the Company.

Section 9.      Replacement of the Trustee.                             (a)     The Trustee may resign at any time, subject to the appointment and qualification of a successor trustee, by giving 60 days prior notice of such resignation in writing to the Company. The Trustee may be removed by the Company (with the consent of ALPA) upon 60 days prior notice. In the event of the resignation or removal of the Trustee, a successor corporate trustee shall be appointed by the Company (with the consent of ALPA). The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets.

                            (b)     In the event of the appointment of a successor trustee, such successor trustee will succeed to all the right, title and estate of, and will be, the Trustee; and the retiring trustee will deliver the Trust to the successor trustee together with all such instruments of transfer, conveyance, assignment and further assurance as the successor trustee may reasonably require.

Section 10.      Amendment.                             (a)     Subject to ALPA approval, this Trust Agreement may be amended by a written instrument executed by the Company at any time and to any extent except that, subject to the limitation below, in no event shall the rights of the creditors of the Company be diminished and no amendment may be made which would permit the Company to revoke the Trust in violation of Section 1(b). In addition, no amendment may be made without the Trustee's consent which would increase the Trustee's duties or responsibilities under this Trust Agreement.

                            (b)     The Plan may be amended from time to time by the Company in accordance with its terms without the consent or concurrence of the Trustee and the Company will provide the Trustee with such amendments in a timely manner. The Company shall provide the Trustee with a copy of any amendment, certified by the Company's Secretary, Assistant Secretary or such person's designee, within 90 days after its adoption. In the event of any conflict between the Plan and this Agreement concerning the Trustee's responsibilities, this Trust Agreement shall govern.

                            (c)     If Shares allocable to members of the IAM Employee Group are contributed to the Trust, the parties agree to amend the Trust Agreement to provide for the holding of such Shares, to provide for notice to, consent and approval of the IAM with respect to such Shares consistent with the provisions in this Trust Agreement requiring notice to, or the consent or approval of, ALPA. The amendment in this Section 10(c) does not require the approval of ALPA.

Section 11.      Severability and Alienation.                             (a)     Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof and the Trust Agreement shall reconstituted and enforceable as if such illegal provision were never included.

                            (b)     Subject to the provisions of Section 3 and Section 6.3 of the Plan (which is hereby incorporated by reference), benefits under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process.

Section 12.      Governing Law.                     This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

  Section 13.      Notices.                             (a)     Communications to the Company shall be addressed to the Company at P.O. Box #66919, Chicago, IL 60666, Attention: Corporate Secretary (if by mail) and at 1200 Algonquin Road, Elk Grove Township, Illinois 60006, Attention: Corporate Secretary, if by courier; provided, however, that upon the Company's written request, such communications shall be sent to such other addresses as the Company may specify.

                            (b)     Communications to the Trustee shall be addressed to it at 225 Franklin Street, Boston, Massachusetts 02110, Attention: UAL ESOP Administration; provided, however, that upon the Trustee's written request, such communications shall be sent to such other address as the Trustee may specify.

                            (c)     Communications to the Committee shall be addressed to the Committee at such address as the Committee may specify.

                            (d)     Communications to ALPA shall be addressed to UAL MEC/ALPA at 6400 Shafer Court, Suite 700, Rosemont, Illinois 60018; provided, however, that upon ALPA's written request, such communications shall be sent to such other address as ALPA may specify.

                            (e)     No communication shall be binding on the addressee thereof prior to receipt thereof.

Section 14.      Signature in Counterparts.                     This Trust Agreement may be signed in counterparts, each of which shall be an original but all of which together will constitute one and the same instrument.
  Section 15.      Defined Terms.                     Capitalized terms not otherwise defined herein shall be defined in accordance with the Plan.

                    "Fund" means the contributions of cash or property reasonably acceptable to the Trustee, including, but not limited to, Company Stock deposited with or purchased by the Trustee and held under this Trust by the Trustee, any property into which the same or any part thereof may from time to time be converted, and any appreciation therein or income thereon less any depreciation therein, any losses thereon and any distributions or payments therefrom.

                    "Shares" shall mean Voting Shares and, to the extent applicable, Convertible Shares and/or Common Stock, as the context requires.

"Trust" shall mean the five trusts described in Section 1(f).

IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement as of the date first above written.

UAL CORPORATION

By:  /s/      J. R. O'Gorman

Title:  Executive Vice President

STATE STREET BANK AND TRUST
COMPANY

By:

Title: IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement as of the date first above written.
  UAL CORPORATION

By:

Title:

STATE STREET BANK AND TRUST
COMPANY

By:  /s/     Kelly Q. Driscoll

Title: Vice President
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